                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K /A
                                Amendment No. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 1999

                                  infoUSA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                       0-19598               47-0751545
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA                68127
(Address of principal executive offices)             (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402)593-4500

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                                                                PAGE
Item 7.    Pro forma Financial Information and Financial Statements

     (a)   Pro Forma financial information

           Pro Forma Consolidated Balance Sheet as of June 30, 1999

           Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999 and the year ended December 31, 1998

           Notes to Pro Forma Consolidated Financial Statements

     (b)   Financial statements of business acquired.

           The following consolidated financial statements of DM Holdings, Inc.
               and subsidiaries (operating as Donnelley Marketing) are filed with this report:

           Report of Independent Public Accountants

           Balance Sheets as of June 30, 1999 and December 31, 1998 and 1997

           Statements of Operations and Retained Earnings for the six months ended June 30, 1999, the years ended December 31, 1998 and 1997, and the three months ended December 31, 1996

           Statements of Cash Flows for the six months ended June 30, 1999, the years ended December 31, 1998 and 1997, and the three months ended December 31, 1996

           Notes to Financial Statements

     (c)   Exhibits

           23.1     Consent of Independent Accountants, filed herewith.

           23.2     Consent of Independent Accountants, filed herewith.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated balance sheet and statements of operations give effect to the purchase transaction pursuant to the Agreement and Plan of Merger dated July 23, 1999 between infoUSA Inc. ("infoUSA") and DM Holdings, Inc. and subsidiaries (operating as Donnelley Marketing). This business combination will be accounted for using the purchase method of accounting.

Pro forma adjustments and the assumptions on which they are based are described in the accompanying footnotes to the pro forma consolidated financial statements. The accompanying pro forma consolidated balance sheet as of June 30, 1999 contains those pro forma adjustments necessary to reflect the business combination as if it was consummated on that date. The accompanying pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 contain those pro forma adjustments necessary to reflect the business combination as if it was consummated on January 1, 1998 and January 1, 1999, respectively. The unaudited pro forma consolidated financial statements are based upon the historical financial statements of infoUSA and Donnelley Marketing and should be read in conjunction with those financial statements and notes thereto appearing in infoUSA's 1998 Form 10-K and June 30, 1999 Form 10-Q and elsewhere in this document. The unaudited pro forma consolidated financial data do not purport to be indicative of the results which would have actually been attained had the business combination been consummated on the dates indicated or of the results which may be expected to occur in the future.


October 1, 1999
                                  infoUSA INC.

                      Pro Forma Consolidated Balance Sheet

                               As of June 30, 1999
                             (Amounts in thousands)


                                                             HISTORICAL     HISTORICAL
                                                               infoUSA      DONNELLEY      PRO FORMA       PRO FORMA
                      ASSETS                                    INC.        MARKETING     ADJUSTMENTS       COMBINED
                                                            -----------    -----------    -----------     -----------
Current assets:
    Cash and cash equivalents                               $    38,489            572        (44,343)(h)      (5,282)
    Marketable securities                                        15,290             --             --          15,290
    Trade accounts receivable, net                               43,364         14,451             --          57,815
    List brokerage trade receivable, net                         11,167             --             --          11,167
    Income taxes receivable                                         147             --             --             147
    Prepaid expenses                                              3,727            446             --           4,173
    Deferred marketing costs                                      3,784             --             --           3,784
                                                            -----------    -----------    -----------     -----------
            Total current assets                                115,968         15,469        (44,343)         87,094

Property and equipment, net                                      42,212          8,381         (2,181)(i)      48,412
Intangible assets, net                                          102,484        191,895         14,232         308,611
Other assets                                                      3,529             --             --           3,529
                                                            -----------    -----------    -----------     -----------
                                                            $   264,193        215,745        (32,292)        447,646
                                                            ===========    ===========    ===========     ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                       $     2,550             --             --           2,550
    Accounts payable                                              5,745          2,439          2,250 (j)      10,434
    List brokerage trade payable, net                            12,225             --             --          12,225
    Accrued payroll expenses                                      5,455          3,942             --           9,397
    Accrued expenses                                              4,995             --             --           4,995
    Deferred revenue                                              5,661             --             --           5,661
    Deferred income taxes                                         5,728         (1,372)            --           4,356
                                                            -----------    -----------    -----------     -----------
            Total current liabilities                            42,359          5,009          2,250          49,618
                                                            -----------    -----------    -----------     -----------

Long-term debt, net of current portion                          118,498        201,444        (36,444)        283,498
Deferred income taxes                                             6,540          9,844             --          16,384
Other liabilities                                                    --          1,350             --           1,350

Stockholders' equity:
    Preferred stock                                                  --             --             --              --
    Common stock:
      Class A                                                        62             --             --              62
      Class B                                                        62             --             --              62
    Paid-in capital                                              73,355             --             --          73,355
    Retained earnings                                            27,282         (1,902)         1,902          27,282
    Treasury stock                                               (9,442)            --             --          (9,442)
    Accumulated translation adjustments                            (634)            --             --            (634)
    Net unrealized holding gain                                   6,111             --             --           6,111
                                                            -----------    -----------    -----------     -----------
            Total stockholder' equity                            96,796         (1,902)         1,902          96,796
                                                            -----------    -----------    -----------     -----------
                                                            $   264,193        215,745        (32,292)        447,646
                                                            ===========    ===========    ===========     ===========


See accompanying notes to pro forma consolidated financial statements.

                                  infoUSA INC.

                 Pro Forma Consolidated Statement of Operations

                         Six months ended June 30, 1999
                (Amounts in thousands, except per share amounts)



                                                         HISTORICAL     HISTORICAL
                                                           infoUSA      DONNELLEY      PRO FORMA           PRO FORMA
                                                            INC.        MARKETING     ADJUSTMENTS           COMBINED
                                                         ----------    -----------    -----------         -----------
Net sales                                                $  113,093         42,535          3,398 (a)         159,026
                                                         ----------     ----------    -----------         -----------
Costs and expenses:
    Data base and production costs                           33,290         21,839             --              55,129
    Selling, general, and administrative                     46,098         17,159         (3,111)(b,c,d)      60,146
    Depreciation and amortization                            11,727          6,392          2,119 (e)          20,238
                                                         ----------     ----------    -----------         -----------
            Total costs and expenses                         91,115         45,390           (992)            135,513
                                                         ----------     ----------    -----------         -----------
            Operating income (loss)                          21,978         (2,855)         4,390              23,513
                                                         ----------     ----------    -----------         -----------
Other income (expense):
    Investment income                                         4,188             --             --               4,188
    Interest expense                                         (6,048)            (5)        (7,128)(f)         (13,181)
                                                         ----------     ----------    -----------         -----------
            Total other expense                              (1,860)            (5)        (7,128)             (8,993)
                                                         ----------     ----------    -----------         -----------
            Income (loss) before income taxes                20,118         (2,860)        (2,738)             14,520
Income taxes                                                  8,248            109            745 (g)           9,102
                                                         ----------     ----------    -----------         -----------
            Income (loss) before extraordinary item          11,870         (2,969)        (3,483)              5,418
Extraordinary item, net of tax                                  128             --             --                 128
                                                         ----------     ----------    -----------         -----------
            Net income (loss)                            $   11,998         (2,969)        (3,483)              5,546
                                                         ==========     ==========    ===========         ===========
Basic earnings (loss) per share:
    Net income (loss)                                    $     0.25          (0.06)         (0.07)               0.12
                                                         ==========     ==========    ===========         ===========
    Average shares outstanding                               48,417         48,417         48,417              48,417
                                                         ==========     ==========    ===========         ===========
Diluted earnings (loss) per share:
    Net income (loss)                                    $     0.25          (0.06)         (0.07)               0.12
                                                         ==========     ==========    ===========         ===========
    Average shares outstanding                               48,465         48,465         48,465              48,465
                                                         ==========     ==========    ===========         ===========


See accompanying notes to pro forma consolidated financial statements.

                                  infoUSA INC.

                 Pro Forma Consolidated Statement of Operations

                          Year ended December 31, 1998
                (Amounts in thousands, except per share amounts)



                                                         HISTORICAL     HISTORICAL
                                                           infoUSA      DONNELLEY       PRO FORMA           PRO FORMA
                                                            INC.        MARKETING      ADJUSTMENTS          COMBINED
                                                         -----------    -----------    -----------         ----------
Net sales                                                $   228,678         86,725          7,146 (a)        322,549
                                                         -----------    -----------    -----------         ----------
Costs and expenses:
    Data base and production costs                            66,319         44,946             --            111,265
    Selling, general, and administrative                     117,724         35,315         (6,093)(b,c,d)    146,946
    Depreciation and amortization                             27,472         12,588          4,434 (e)         44,494
    Provision for litigation settlement                        4,500             --             --              4,500
    Acquisition-related and restructuring charges             10,093             --             --             10,093
                                                         -----------    -----------    -----------         ----------
            Total costs and expenses                         226,108         92,849         (1,659)           317,298
                                                         -----------    -----------    -----------         ----------
            Operating income (loss)                            2,570         (6,124)         8,805              5,251
                                                         -----------    -----------    -----------         ----------
Other income (expense):
    Investment income                                         16,628            133             --             16,761
    Interest expense                                          (9,160)            --        (14,255)(f)        (23,415)
    Other                                                     (2,000)            --             --             (2,000)
                                                         -----------    -----------    -----------         ----------
            Total other income (expense)                       5,468            133        (14,255)            (8,654)
                                                         -----------    -----------    -----------         ----------
            Income (loss) before income taxes                  8,038         (5,991)        (5,450)            (3,403)

Income tax expense (benefit)                                   5,880            (63)         1,499 (g)          7,316
                                                         -----------    -----------    -----------         ----------
            Net income (loss)                            $     2,158         (5,928)        (6,949)           (10,719)
                                                         ===========    ===========    ===========         ==========
Basic earnings (loss) per share:
    Net income (loss)                                    $      0.04          (0.12)         (0.14)             (0.22)
                                                         ===========    ===========    ===========         ==========
    Average shares outstanding                                49,314         49,314         49,314             49,314
                                                         ===========    ===========    ===========         ==========
Diluted earnings (loss) per share:
    Net income (loss)                                    $      0.04          (0.12)         (0.14)             (0.22)
                                                         ===========    ===========    ===========         ==========
    Average shares outstanding                                50,215         50,215         50,215             50,215
                                                         ===========    ===========    ===========         ==========


See accompanying notes to pro forma consolidated financial statements.

                                  infoUSA INC.

           Notes to Unaudited Pro Forma Condensed Financial Statements

                             (Amounts in thousands)


(1)  BASIS OF PRESENTATION

     The unaudited pro forma consolidated balance sheet reflects the historical financial position of infoUSA and DM Holdings, Inc. (operating as Donnelley Marketing) at June 30, 1999, with pro forma adjustments as if the business combination had taken place on June 30, 1999. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and six months ended June 30, 1999 reflect the historical results of operations of infoUSA and Donnelley Marketing, with pro forma adjustments based on the assumption the business combination was effective January 1, 1998 and January 1, 1999.

(2)  DESCRIPTION OF TRANSACTION

     Effective July 1, 1999, the Company acquired all issued and outstanding common stock of Donnelley Marketing. Consideration for the acquisition was $200.0 million in cash plus any related acquisition costs, which will be funded through a combination of existing cash of $43,771 and borrowings under senior secured credit facilities of $165 million, further described below. The acquisition will be accounted for using the purchase method of accounting. The aggregate purchase price of the acquisition was allocated based upon management's best estimate of the fair value of identifiable assets and liabilities of Donnelley Marketing at the date of acquisition as follows:


                    Current assets                        $   16,269
                    Property and equipment, net                6,200
                    Intangible assets, net                   206,127
                    Current liabilities                       (8,631)
                    Long-term debt                          (165,000)
                    Deferred taxes, long-term                 (9,844)
                    Other liabilities                         (1,350)
                                                          ----------
                                 Total                    $   43,771
                                                          ==========


(3) The unaudited pro forma consolidated financial statements reflect the following adjustments:

     (a) A pro forma adjustment of $7.1 million and $3.4 million in 1998 and 1999, respectively, was made to reflect the incremental guaranteed license revenue from agreement with First Data Corporation ("FDC") entered into as part of the purchase transaction.

     (b) To eliminate salaries and wages associated with the white page compilation because the same function and data are obtained from existing functions. Elimination of this function has no effect on revenues. The adjustments for the year ended December 31, 1998 and the six months ended June 30, 1999 were $1,668 and $859, respectively.

     (c) To eliminate costs associated with employees and facilities not assumed by infoUSA Inc. which will not be acquired as part of the acquisition. The adjustments for the year ended December 31, 1998 and the six months ended June 30, 1999 were $3,425 and $1,752, respectively.

     (d) To reflect data processing agreement with FDC entered into as part of the purchase transaction. The adjustments for the year ended December 31, 1998 and the six months ended June 30, 1999 were $1,000 and $500, respectively.


                                                                     (Continued)
                                  infoUSA INC.

           Notes to Unaudited Pro Forma Condensed Financial Statements

                             (Amounts in thousands)


     (e) To record amortization expense related to the business combination. The adjustment is derived as follows:


                                                          1998      1999
                                                         -------   -------
      Intangibles (amortized over lives 5 to 20 years)   $15,702     7,851
      Depreciation on adjusted fair value of
          property and equipment                           1,320       660
      Less previously recorded amortization and
          depreciation expense                            12,588     6,392
                                                         -------   -------
                   Total                                 $ 4,434     2,119
                                                         =======   =======


     (f) To reflect interest expense of $13,700 and $6,850 and deferred financing costs of $555 and $278 on credit facilities issued in connection with the business combination for year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

     (g) A pro forma adjustment of $1,499 and $745 in 1998 and 1999, respectively, was made to reflect the tax expense related to the pro forma adjustments. An effective tax rate of 38% was used to determine the pro forma income tax adjustment. The tax calculation includes a pro forma income tax adjustment related to the amortization of goodwill created as a result of the business combination due to the nondeductibility of these expenses to the surviving combined company.

     (h) To reflect cash of $572 not included as acquired assets in the business combination, and cash payments of $43,771 for purchase of Donnelley Marketing.

     (i) A pro forma adjustment of $2,181 has been made to record at fair value property and equipment acquired at the date of acquisition. See note
          (e) for adjustment to depreciation expense.

     (j) A pro forma adjustment of $2,250 has been made to record estimated direct costs to be incurred as a result of the acquisition.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                   For the Six Months Ended June 30, 1999, the
                   Two Years Ended December 31, 1998 and 1997,
                  and the Three Months Ended December 31, 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
DM Holdings, Inc.:


We have audited the accompanying consolidated balance sheets of DM Holdings, Inc. and subsidiaries as of June 30, 1999 and December 31, 1997 and the related consolidated statements of operations and retained earnings and cash flows for the six months ended June 30, 1999, the year ended December 31, 1997 and the three months ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DM Holdings, Inc. and subsidiaries as of June 30, 1999 and December 31, 1997 and the results of their operations and their cash flows for the six months ended June 30, 1999, the year ended December 31, 1997, and the three months ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                 KPMG LLP

September 3, 1999
Omaha, Nebraska

                         Report of Independent Auditors

The Board of Directors and Stockholder
   of DM Holdings, Inc.

We have audited the accompanying consolidated balance sheet of DM Holdings, Inc. (the "Company") as of December 31, 1998 and the related consolidated statement of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DM Holdings, Inc. at December 31, 1998 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP



July 8, 1999

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                  June 30, 1999 and December 31, 1998 and 1997
                          (Dollar amounts in thousands)

                                                                      JUNE 30,    DECEMBER 31,   DECEMBER 31,
                                 ASSETS                                 1999          1998           1997
                                                                     ---------    ------------   ------------
Current assets:
    Cash and cash equivalents                                        $     572          1,781         1,509
    Accounts receivable, net of allowance for doubtful
      accounts of $1,207 in 1999, $1,772 in 1998, and
      $137 in 1997                                                      14,451         12,707        20,001
    Prepaid expenses and other current assets                              446            624           882
    Deferred tax assets                                                  1,372          1,718         2,387
                                                                     ---------      ---------     ---------
            Total current assets                                        16,841         16,830        24,779

Property and equipment, net                                              8,381          6,815         7,525
Goodwill, net of accumulated amortization                              161,632        164,553       171,494
Other intangible assets, net of accumulated amortization                30,263         32,499        33,454
                                                                     ---------      ---------     ---------
            Total assets                                             $ 217,117        220,697       237,252
                                                                     =========      =========     =========

            LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                                 $   2,439            832         1,935
    Accrued expenses and other current liabilities                       3,942          6,146         6,627
                                                                     ---------      ---------     ---------
            Total current liabilities                                    6,381          6,978         8,562
                                                                     ---------      ---------     ---------
Long-term liabilities
    Due to First Data Corporation                                      201,444        201,206       209,733
    Deferred tax liabilities                                             9,844          9,949        10,169
    Other noncurrent liabilities                                         1,350          1,497         1,793
                                                                     ---------      ---------     ---------
            Total long-term liabilities                                212,638        212,652       221,695
                                                                     ---------      ---------     ---------

Stockholder's equity (deficit):
    Common stock, $1.00 par value; 1,000 shares
      authorized; 262.5 shares issued and outstanding                       --             --            --
    Retained earnings (deficit)                                         (1,902)         1,067         6,995
                                                                     ---------      ---------     ---------
            Total stockholder's equity (deficit)                        (1,902)         1,067         6,995
                                                                     ---------      ---------     ---------
            Total liabilities and stockholder's equity (deficit)     $ 217,117        220,697       237,252
                                                                     =========      =========     =========


See accompanying notes to consolidated financial statements.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

           Consolidated Statements of Operations and Retained Earnings

                       Six months ended June 30, 1999, the
                   two years ended December 31, 1998 and 1997,
                  and the three months ended December 31, 1996
                          (Dollar amounts in thousands)


                                                     JUNE 30,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                       1999          1998          1997          1996
                                                     --------    ------------  ------------  ------------
Revenue                                              $ 42,535        86,725       100,616        19,828
                                                     --------      --------      --------      --------

Operating expenses:
    Salaries and benefits                              15,678        29,373        36,269         9,374
    Program costs                                       4,195        11,060         7,290         1,810
    Consulting and professional services                3,082         7,315         2,764           592
    Provision for employee severance                       --           645            --            --
    Other operating and administrative                  5,949         9,464        14,768         4,379
    Depreciation and amortization                       6,392        12,588        11,293         3,260
    Charges from First Data Corporation                10,094        22,404        13,472           771
                                                     --------      --------      --------      --------

            Total operating expenses                   45,390        92,849        85,856        20,186
                                                     --------      --------      --------      --------

            Income (loss) from operations              (2,855)       (6,124)       14,760          (358)

Other income (expense):
    Interest expense                                       (5)           --            --           (21)
    Interest income                                        --           133            27            --
                                                     --------      --------      --------      --------

            Earnings (loss) before income taxes        (2,860)       (5,991)       14,787          (379)

Income tax expense (benefit)                              109           (63)        7,183           587
                                                     --------      --------      --------      --------

            Net income (loss)                          (2,969)       (5,928)        7,604          (966)

Retained earnings (deficit), beginning of period        1,067         6,995          (609)          357
                                                     --------      --------      --------      --------

Retained earnings (deficit), end of period           $ (1,902)        1,067         6,995          (609)
                                                     ========      ========      ========      ========


See accompanying notes to consolidated financial statements.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                       Six months ended June 30, 1999, the
                   two years ended December 31, 1998 and 1997,
                  and the three months ended December 31, 1996
                          (Dollar amounts in thousands)


                                                                     JUNE 30,   DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                                                       1999         1998          1997          1996
                                                                     -------    ------------  ------------   -----------
Cash flows from operating activities:
   Net income (loss)                                                 $(2,969)       (5,928)        7,604          (966)
                                                                     -------       -------       -------       -------

   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
       Depreciation and amortization                                   6,392        12,588        11,293         3,260
       Deferred income taxes                                             241           449         2,076          (222)
       Changes in assets and liabilities:
         Accounts receivable                                          (1,745)        5,737        (5,101)        2,634
         Prepaid expenses and other current assets                       178           173         2,951           (33)
         Accounts payable, accrued expenses, and other
           liabilities                                                  (825)       (2,311)       (8,134)       (2,639)
                                                                     -------       -------       -------       -------
           Total adjustments                                           4,241        16,636         3,085         3,000
                                                                     -------       -------       -------       -------
           Net cash provided by operating activities                   1,272        10,708        10,689         2,034
                                                                     -------       -------       -------       -------
Cash flows from investing activities:
   Purchase of property and equipment                                 (2,337)       (1,277)       (2,719)         (206)
   Capitalized software development                                     (383)       (3,168)       (2,502)           --
                                                                     -------       -------       -------       -------
           Net cash used in investing activities                      (2,720)       (4,445)       (5,221)         (206)
                                                                     -------       -------       -------       -------
Cash flows from financing activities:
   Payments on capital lease                                              --            --          (569)         (192)
   Due to First Data Corporation                                         239        (5,991)       (4,679)         (347)
                                                                     -------       -------       -------       -------
           Net cash provided by (used in) financing activities           239        (5,991)       (5,248)         (539)
                                                                     -------       -------       -------       -------
           Net increase (decrease) in cash and cash equivalents       (1,209)          272           220         1,289
Cash and cash equivalents, beginning of period                         1,781         1,509         1,289            --
                                                                     -------       -------       -------       -------
Cash and cash equivalents, end of period                             $   572         1,781         1,509         1,289
                                                                     =======       =======       =======       =======


See accompanying notes to consolidated financial statements.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DM Holdings, Inc. (the "Company") is in the business of providing target marketing and data enhancement services for direct marketers through data base management, information processing, data file enhancement, and consumer lists. The Company was acquired by, and became a wholly owned subsidiary of, First Data Corporation ("FDC") in September 1996. The accompanying consolidated financial statements reflect FDC's basis in the Company.

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

     REVENUE RECOGNITION

     The Company's revenue is primarily generated from the sale of its products and services and the licensing of its data to third parties. Revenue from the sale of products and services is generally recognized when the product is delivered or the services are performed. Data licensing revenue is recognized based on percentages which are derived from the pricing of the product and corresponds to delivery of the initial set of data and any obligations to provide future updates of data. Revenue related to future updates is recorded as deferred revenue. Reserves are established for estimated returns and uncollectible amounts.

     DATA BASE COSTS

     Costs to maintain and enhance the Company's existing business and consumer data bases are expensed as incurred. Costs to develop new data bases, which primarily include labor costs, are capitalized with amortization beginning upon successful completion of the compilation project. Data base costs are amortized straight-line over the expected lives of the data bases generally ranging from one to five years.

     CASH EQUIVALENTS

     Cash equivalents, consisting of highly liquid debt instruments that are readily convertible to known amounts of cash and when purchased have an original maturity of three months or less, are carried at cost which approximates fair value.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation expense is calculated over the estimated useful lives of the related assets, ranging from three to thirty years, using the straight-line method for financial reporting purposes. Leasehold improvements are amortized over the term of the related lease.


                                       5                             (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


     GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess of FDC's September 1996 purchase price over the fair value of net tangible and identifiable intangible assets acquired and is being amortized using the straight-line method over thirty years. At June 30, 1999 and December 31, 1998 and 1997, the Company had goodwill of $178,640, $178,596, and $179,605, respectively, and accumulated amortization of $17,008, $14,043, and $8,111, respectively.

     Other intangible assets consist primarily of the FDC acquisition purchase price allocated to identifiable intangible assets. Such assets are internally developed data bases and computer software. The amounts allocated to data bases and software at the date of acquisition were $10,405 and $25,822, respectively, and are being amortized over lives of nine to twelve years. At June 30, 1999 and December 31, 1998 and 1997, the Company had total accumulated amortization of $10,720, $8,806, and $4,991, respectively, related to data bases and software. Remaining balances of other intangibles consist of capitalized software and data base development costs, net of accumulated amortization. These costs are amortized on a straight-line basis over the benefit period, generally five years.

     The Company reviews its long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

     INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The taxable income of the Company is included in the U. S. federal income tax return of FDC. For financial reporting purposes, the Company's provision for income taxes has been determined as if the Company were a separate tax-paying entity. Current income taxes payable are included in "Due to First Data Corporation."

     USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and reported amounts of revenues and expenses to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


                                       6                             (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


(2)  PROPERTY AND EQUIPMENT

     A summary of property and equipment as of June 30, 1999 and December 31, 1998 and 1997 is shown as follows:

                                     JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                       1999           1998           1997
                                     --------     ------------   ------------
Land                                 $    144            144            144
Building and leasehold
    improvements                        4,892          4,007          4,602
Data processing equipment               4,913          3,523          2,052
Furniture and fixtures                  1,674          1,138          1,127
Machinery and equipment                 1,017            994            984
                                     --------       --------       --------
             Total property and
               equipment               12,640          9,806          8,909

Accumulated depreciation               (4,259)        (2,991)        (1,384)
                                     --------       --------       --------
           Net property and
             equipment               $  8,381          6,815          7,525
                                     ========       ========       ========


     Depreciation expense for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 was $1,125, $1,965, $1,264, and $607, respectively.

(3)  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities are comprised of the following:

                                     JUNE 30,   DECEMBER 31,  DECEMBER 31,
                                       1999        1998          1997
                                     --------   ------------  -----------
Accrued royalties                     $   90       2,159           112
Accrued salaries and benefits          1,278       1,587         1,823
Accrued rent                             506         683           589
Accrued sales and property taxes         500         478           482
Accrued transaction costs                140         336         1,572
Other                                  1,428         903         2,049
                                      ------      ------        ------
                                      $3,942       6,146         6,627
                                      ======      ======        ======


                                       7                             (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


(4)  INCOME TAXES

     Income tax expense (benefit) before extraordinary item consists of the following components:

                                        SIX MONTHS                                THREE MONTHS
                                           ENDED       YEAR ENDED    YEAR ENDED       ENDED
                                         JUNE 30,     DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                           1999           1998          1997          1996
                                        ----------    ------------  ------------  -------------
Current:
    Federal                              $  (117)          (455)         4,538           719
    State                                    (15)           (57)           569            90
                                         -------        -------        -------       -------
           Total current income
             tax expense (benefit)          (132)          (512)         5,107           809
                                         -------        -------        -------       -------
Deferred:
    Federal                                  214            399          1,845          (197)
    State                                     27             50            231           (25)
                                         -------        -------        -------       -------
           Total deferred income
             tax expense (benefit)           241            449          2,076          (222)
                                         -------        -------        -------       -------
           Total income tax
             expense (benefit)           $   109            (63)         7,183           587
                                         =======        =======        =======       =======


     Total income tax expense (benefit) for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 was different than that computed by applying U. S. federal income tax rates to earnings (losses) before income taxes. The reasons for the differences are shown below:

                                            JUNE 30,     DECEMBER 31,    DECEMBER 31,  DECEMBER 31,
                                              1999          1998           1997           1996
                                            -------      ------------    ------------  ------------
Computed "expected" tax expense
    (benefit)                               $(1,001)        (2,097)         5,175          (133)
State income tax expense (benefit)                8             (5)           484            79
Goodwill amortization                         1,079          1,995          1,524           694
Other                                            23             44             --           (53)
                                            -------        -------        -------       -------
             Total income tax expense
               (benefit)                    $   109            (63)         7,183           587
                                            =======        =======        =======       =======


                                       8                             (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1999 and December 31, 1998 and 1997 are shown below:


                                               JUNE 30,    DECEMBER 31,  DECEMBER 31,
                                                 1999         1998           1997
                                                ------     ------------  ------------
Deferred tax assets:
    Accrued costs                               $  917        1,026            980
    Allowance for doubtful accounts                455          668            561
    State tax loss carryforwards                    --           24            846
                                                ------       ------         ------
             Total deferred tax assets           1,372        1,718          2,387

Deferred tax liability - property and
    equipment, principally depreciation
    differences                                  9,844        9,949         10,169
                                                ------       ------         ------
             Net deferred tax liabilities       $8,472        8,231          7,782
                                                ======       ======         ======


(5)  STOCK COMPENSATION PLAN

     The Company participates in an FDC stock compensation plan that provides for the granting of FDC stock options to key employees and other key individuals who perform services for the Company. Under the plan, options may be granted for a term not to exceed ten years from date of grant and generally become exercisable in three or four equal annual increments beginning twelve months after the date of grant. The option price is the fair market value of the shares on the date of grant.

     In October 1996, FDC instituted an employee stock purchase plan for which a total of 6.0 million shares have been reserved for issuance, of which 3.4 million, 3.8 million, 5.1 million, and 6.0 million shares remain available for purchase as of June 30, 1999 and December 31, 1998, 1997, and 1996, respectively. Monies accumulated through payroll deductions elected by eligible employees are used to effect quarterly purchases of FDC common stock at a 15% discount from the lower of the market price at the beginning or end of the quarter.

     SFAS No. 123, Accounting for Stock-Based Compensation, permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income for employee stock option grants as if the fair value method defined in SFAS No. 123 had been applied. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.


                                        9                            (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


     The per share weighted average fair value of stock options and employee stock purchase rights granted during the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 were: $9.70 and $6.80, $9.00 and $6.00, $8.90 and $5.90, and $8.20 and $5.10, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

                                       JUNE 30,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                         1999         1998          1997           1996
                                       =======       =======       =======       =======
Risk-free interest rate                  5.66 %         4.54          6.23          6.20
Dividend yield                           1.48 %         2.70          2.20          2.20
Volatility of FDC stock                  19.90 %       24.00         18.90         16.90
Expected option life (in years)              5             5             5             5
Expected employee stock purchase
    right life (in years)                 0.25          0.25          0.25          0.25
                                       =======       =======       =======       =======

     Had the Company recorded compensation cost based on the fair value at the grant date for its stock options and stock purchase rights under SFAS No. 123, the Company's net income for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 would have been reduced by approximately $391, $365, $237, and $46, respectively. Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the year ending December 31, 1999.

     A summary of FDC stock option activity for the Company's employees is shown below:


                                        JUNE 30,       DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                          1999             1998             1997            1996
                                       ---------       -----------      ------------     ------------
Options:
Outstanding, beginning of period         420,469          272,737          176,412          144,028
Granted                                    2,500          194,800          123,744           40,258
Exercised                                (40,391)          (2,948)          (1,313)              --
Canceled                                (139,642)         (44,120)         (26,106)          (7,874)
                                       ---------        ---------        ---------        ---------

Outstanding, end of period               242,936          420,469          272,737          176,412
                                       =========        =========        =========        =========

Exercisable, end of period               112,022          149,038           72,125           35,410
                                       =========        =========        =========        =========

WEIGHTED AVERAGE EXERCISE PRICE:
Outstanding, beginning of period       $      31               33               35               34
Granted                                       28               29               32               37
Exercised                                     29               29               32               --
Canceled                                      33               36               34               36
Outstanding, end of period                    29               31               33               35

Exercisable, end of period             $      28               29               32               34


                                       10                            (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996

(6)  OPERATING LEASES

     The Company leases certain office equipment and office space under noncancelable lease agreements. Future minimum lease payments under noncancelable operating leases, with initial lease terms of at least one year at the time of inception, are as follows at June 30, 1999:

                                  2000                 $   2,290
                                  2001                     2,221
                                  2002                     1,788
                                  2003                     1,759
                                  2004                     1,789
                               Thereafter                  4,844
                                                       ---------
                       Total minimum operating
                             lease payments            $  14,691
                                                       =========

     Total rent expense for all operating leases for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 was approximately $.8 million, $1.8 million, $1.3 million, and $.2 million, respectively.

(7)  RELATED PARTY TRANSACTIONS

     The following summarizes charges from FDC and its affiliates:

                          JUNE 30,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                            1999         1998          1997          1996
                          -------     ------------  ------------  ------------
Data processing           $ 7,867        17,852        11,554            --
Consulting services           450         1,800            --            --
Licensing fees              1,222         1,462         1,035            --
Corporate overhead            477         1,246           845           771
Other                          78            44            38            --
                          -------       -------       -------       -------
             Total        $10,094        22,404        13,472           771
                          =======       =======       =======       =======

     o Data processing - The Company's data processing is performed at data centers located in Denver, Colorado and Omaha, Nebraska. Data processing activities for other FDC entities are also conducted by these facilities. The annual charge to the Company for these services is based upon the mainframe charges from both data centers which are based on usage. In addition, both data centers have equipment that is dedicated to the Company in which charges incurred by the Company are based on the actual costs plus an allocation for the data center overhead. Data processing costs include charges for the use of programmers to support certain Company products.

     o Licensing fees - These charges represent licensing fees for software used in certain Company products.

     o Consulting fees - These charges represent modeling and analytical services.



                                       11                            (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


     o Corporate overhead - This is a general allocation of FDC's corporate overhead based on a percentage of the Company's revenue. Functions provided by FDC corporate include administration of employee benefit programs, internal audit, financial systems licensing and processing, taxes, external financial reporting, and other support services.

     o Direct charges - Certain programs and activities are administered by FDC on a consolidated basis. Examples are employee benefit plans, group and other insurance programs, and certain vendor agreements that are negotiated by FDC on an enterprise wide basis. The costs of these programs and activities are specifically recorded by each participating business unit and the costs are not included in the table above.

     o Interest - FDC does not have any specific indebtedness related to the Company. The accompanying consolidated financial statements do not reflect any allocations of FDC interest expense. There are no formal financing arrangements with FDC; however, cash not necessary for the Company's near term operating requirements has been remitted to FDC which, in turn, has funded the Company's operating, investing, and financing activities as required. Accordingly, the net change in the payable to FDC has been reflected as a financing activity in the accompanying statements of cash flows.

     In addition to the above described allocations, certain of the Company's functions (primarily administration, accounting, and human resources) are shared with another FDC business unit. The accompanying consolidated financial statements have been prepared using estimates of the costs of these functions that were attributable to the Company's activities.

     Management believes that the allocation process described in the preceding paragraph and the overall amount of charges to and from FDC and affiliates are reasonable and that, except as described above with respect to interest, the accompanying consolidated financial statements reflect all of the Company's costs of doing business.

     During the the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 the Company derived revenues of $3,122, $5,871, $4,587 and $1,034, respectively, from FDC and its affiliates. These revenues related primarily to royalties derived from a Company database and services for building and maintaining another marketing database.

(8)  CONCENTRATION OF CREDIT RISK

     The Company's customers, while concentrated in the United States, are spread across diverse market sectors. There were no single customers accounting for 10% or more of the Company's revenues for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996. The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. The Company establishes its allowance for doubtful accounts based upon the credit risk of specific customers, historical trends, and other information.


                                       12                            (Continued)

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996


(9)  RETIREMENT PLAN

     FDC has an incentive savings plan which allows eligible employees of FDC and its subsidiaries to contribute a percentage of their compensation and provides for certain matching, service-related and other contributions. The Company's matching and service-related contributions associated with the plan were approximately $475, $801, $603, and $58 for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996.

(10) PROVISION FOR EMPLOYEE SEVERANCE

     In May 1998, the Company formulated and announced a plan that involved a reduction in its workforce. Included in the Company's 1998 results of operations is a charge of $645 for this plan. The charge related to severance and related costs with respect to 47 employees.

(11) CONTINGENCIES

     The Company is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(12) SALE OF BUSINESS

     Effective July 1, 1999, FDC sold all of the outstanding stock of the Company to infoUSA Inc. for a purchase price of approximately $200 million. The accompanying consolidated financial statements do not give effect to any of the transactions contemplated under the agreement.

(13) YEAR 2000 REMEDIATION (UNAUDITED)

     The Company is faced with "Year 2000" remediation issues. Many computer programs were written with a two digit date field and if these programs are not made Year 2000 compliant, they will be unable to correctly process date information on or after Year 2000. Remediation efforts go beyond the Company's internal computer systems and require coordination with clients, vendors, government entities, and other third parties to assure that their systems and related interfaces are compliant. Failure to achieve timely remediation of the computer systems that process client information and transactions would have a material adverse effect on the Company's business, operations, and financial results.

     In response to the Year 2000 concerns, FDC created a Year 2000 Task Force to coordinate and monitor the progress in the Year 2000 remediation efforts. The Task Force reports directly to FDC's executive management and also provides regular reports to the Board of Directors. In addition, at the direction of the Audit Committee of the Board of Directors, FDC engaged the Gartner Group to provide an independent analysis and assessment of its Year 2000 remediation efforts. The Gartner Group provides regular progress reports to executive management and the Board of Directors, and regularly meets with the Audit Committee of the Board to discuss its reports.

     The Company's plans called for all mission critical systems to be renovated and compliance testing underway by the end of 1998. Acceptance testing with clients and other third parties will take place through September 1999. Completion of all third-party interfacing testing is dependent upon those third parties completing their own internal remediation. The Company could be adversely affected to the extent third parties with which it interfaces have not properly addressed their Year 2000 issues.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         infoUSA Inc.
                                         (Registrant)



Date: October 6, 1999                       By: /s/ JACK J. MCGOVERN
                                            -----------------------------------
                                            Jack J. McGovern, Chief Financial
                                            Officer (for Registrant and as
                                            Principal Financial Officer)

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 23.1       Consent of Independent Accountants, filed herewith.

 23.2       Consent of Independent Accountants, filed herewith.